FIRST AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP OF
AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP III, L.P.

THIS FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP III, L.P. (this “Amendment”), is made this January 25, 2012, by and among, AMERICAN REALTY CAPITAL TRUST III, INC., a Maryland corporation, as general partner (the “General Partner”) and AMERICAN REALTY CAPITAL ADVISORS III, LLC, a Delaware limited liability company (the “Initial Limited Partner”).

WHEREAS, the General Partner and the Initial Limited Partner entered into that certain Agreement of Limited Partnership of American Realty Capital Operating Partnership III, L.P. dated as of March 31, 2011 (the “Agreement”). Buyer and Seller wish to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Agreement shall be amended as follows:

1.      Exhibit A to the Agreement is hereby deleted in its entered and replaced with Exhibit A attached hereto.

2.      Miscellaneous. Except as expressly modified hereby, the terms of the Agreement as previously amended, shall remain in full force and effect as written. Any capitalized term used in this Agreement and not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together shall constitute on agreement.

Signatures appear on following pages.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL TRUST III, INC., a Maryland corporation

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

INITIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL ADVISORS III, LLC, a Delaware limited liability company,

By:	American Realty Capital Trust III Special Limited Partner, LLC, its Member

	By:	American Realty Capital II, LLC, its Managing Member

		By:	s/ William M. Kahane
Name: William M. Kahane
Title: President

Exhibit A
Partners’ Contributions and Partnership Interests

Name and Address of Partner	Type of Interest	Capital Contribution	Number of Partnership Units	Percentage Interest
American Realty Capital Trust III, Inc. 405 Park Avenue New York, New York 10022	General Partnership Interest	$200,000	20,000	99.01%
American Realty Capital Advisors III, LLC 405 Park Avenue New York, New York 10022	Limited Partnership Interest	$200	20	0.99%
American Realty Capital Trust III Special Limited Partner, LLC 405 Park Avenue New York, New York 10022	Subordinated 15% interest in distributions described in Sections 5.1(b), 5.1(c) and 5.1(d)	None	Not applicable	Not applicable